UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2017

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2017, Benefit Street Partners Realty Trust, Inc. (the “Company”), through its indirect wholly-owned subsidiary, BSPRT Finance Sub-Lender I, LLC (the “Seller”), entered into a Master Repurchase Agreement (the “Credit Suisse Repo Facility”) with Column Financial, Inc., as administrative agent, and Credit Suisse AG and Alpine Securitization Ltd., as buyers (the “Buyers”). The Credit Suisse Repo Facility provides up to $250.0 million in advances, subject to adjustment, which the Company expects to use to finance the acquisition or origination of eligible loans, including first mortgage loans, and pari passu participation interests therein.

Advances under the Credit Suisse Repo Facility accrue interest at per annum rate equal to (i) an applicable LIBOR index rate plus (ii) an applicable spread. The initial maturity date of the Credit Suisse Repo Facility is August 30, 2018, with extensions at the Seller’s option, which may be exercised upon the satisfaction of certain conditions. The Credit Suisse Repo Facility acts in the manner of a revolving credit facility that can be repaid as the Company’s assets are paid off and re-drawn as advances against new assets.

In connection with the Credit Suisse Repo Facility, the Company entered into a Guaranty, dated as of August 31, 2017 (the “Guaranty”) under which the Company agreed to guarantee certain obligations of the Seller under the Credit Suisse Repo Facility.

The Credit Suisse Repo Facility and the Guaranty contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type, and the Credit Suisse Repo Facility contains financial and other covenants applicable to the Seller. In addition, the Guaranty contains financial covenants that require the Company to satisfy certain minimum net worth requirements.

The foregoing description of the Credit Suisse Repo Facility and the Guaranty does not purport to be a complete description and is qualified in its entirety by reference to the Credit Suisse Repo Facility and the Guaranty, which are filed herewith as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of August 31, 2017, by and among Column Financial, Inc., Credit Suisse AG, Alpine Securitization Ltd., Benefit Street Partners Realty Trust, Inc. and BSPRT Finance Sub-Lender I, LLC.

10.2	Guaranty, dated as of August 31, 2017, by and between Benefit Street Partners Realty Trust, Inc. and Column Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.
By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: September 7, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated as of August 31, 2017, by and among Column Financial, Inc., Credit Suisse AG, Alpine Securitization Ltd., Benefit Street Partners Realty Trust, Inc. and BSPRT Finance Sub-Lender I, LLC.

10.2	Guaranty, dated as of August 31, 2017, by and between Benefit Street Partners Realty Trust, Inc. and Column Financial, Inc.